EXECUTION COPY

Exhibit 4.2

CapitalSource Inc.

3.5% Senior Convertible Debentures due 2034

REGISTRATION RIGHTS AGREEMENT

July 7, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
as Representative of the Initial Purchasers

Ladies and Gentlemen:

     CapitalSource Inc., a Delaware corporation (the “Company”), proposes to issue and sell (such issuance and sale, the “Initial Placement”) to the Initial Purchasers (as defined below), upon the terms set forth in a purchase agreement, dated July 1, 2004 (the “Purchase Agreement”), $300,000,000 principal amount of its 3.5% Senior Convertible Debentures due 2034 (together with the related Guarantees (as defined below) of the Guarantors (as defined below), the “Firm Securities”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $30,000,000 principal amount of the Company’s 3.5% Senior Convertible Debentures due 2034 (together with the related Guarantees of the Guarantors, the “Additional Securities” and, collectively with the Firm Securities, the “Securities”). The Securities will be fully and unconditionally guaranteed as to due and punctual payment (the “Guarantees”) by CapitalSource Holdings LLC and CapitalSource Finance LLC (together, the “Guarantors”). The Securities will be convertible into shares of Common Stock (as defined below), at the conversion price set forth in the Offering Memorandum (as defined below), as the same may be adjusted from time to time pursuant to the Indenture (as defined below). As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company and the Guarantors agree with you, (i) for your benefit and (ii) for the benefit of the Holders (as defined below) from time to time of the Securities and the shares of Common Stock issuable upon conversion of the Securities, as follows:

          1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Additional Amounts” has the meaning set forth in Section 2(e) hereof.

     "Additional Amounts Payment Date” means each January 15 and July 15.

     "Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person whether through the ownership of voting securities or by agreement or otherwise.

     “August 2002 Registration Agreement” means the Amended and Restated Registration Rights Agreement, dated as of August 30, 2002, by and among the Company and the holders of its securities party thereto.

     “Business Day” has the meaning set forth in the Indenture.

     “Closing Date” means July 7, 2004.

     “Common Stock” means the common stock, par value $0.01 per share, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of Securities.

     “Company” has the meaning set forth in the preamble hereto.

     “DTC” has the meaning set forth in the Indenture.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     “Holder” means a person who is a registered holder or beneficial owner of any registrable Securities (including the Initial Purchasers).

     “Guarantee” has the meaning set forth in the preamble hereto.

     “Guarantors” means CapitalSource Holdings LLC and CapitalSource Finance LLC.

     “Holder Information” with respect to any Holder means information with respect to such Holder required to be included in any Shelf Registration Statement or the related Prospectus pursuant to the Securities Act and which information is included therein in reliance upon and in conformity with information furnished to the Company and the Guarantors in writing by such Holder for inclusion therein.

     “Indenture” means the Indenture relating to the Securities, dated July 7, 2004, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

     “Initial Placement” has the meaning set forth in the preamble hereto.

     “Initial Purchasers” mean Citigroup Global Markets Inc. and the other initial purchasers named in and a party to the Purchase Agreement.

     “Majority Holders” means the holders of a majority of the then outstanding aggregate principal amount of (a) Securities being registered under a Shelf Registration Statement and (b) any other securities being registered under such Shelf Registration Statement pursuant to a Parity Agreement; provided that holders of shares of Common Stock issued upon conversion of Securities or such other securities being registered pursuant to a Parity Agreement shall be deemed to be holders of the aggregate principal amount of Securities or such other securities being registered pursuant to a Parity Agreement converted into such Common Stock; and provided further, that Securities, such other securities being registered pursuant to a Parity Agreement or shares of Common Stock which have been sold or otherwise transferred pursuant to the Shelf Registration Statement shall not be included in the calculation of Majority Holders.

     “March 2004 Registration Agreement” means the Registration Rights Agreement, dated as of March 19, 2004, by and among the Company, the Guarantors and J.P. Morgan Securities Inc., as representative of the Initial Purchasers (as defined therein) and for the benefit of the holders of the Company’s Senior Convertible Debentures due 2034.

     “NASD” has the meaning set forth in Section 3(i) hereof.

     “NASD Rules” means the rules and regulation promulgated by the NASD.

     “Notice and Questionnaire” means a Selling Securityholder Notice and Questionnaire substantially in the form of Annex A to the Offering Memorandum.

     “Notice Holder” shall mean, on any date, any Holder of Transfer Restricted Securities that has delivered a completed and signed Notice and Questionnaire to the Company on or prior to such date.

     “Offering Memorandum” means the Offering Memorandum as defined in the Purchase Agreement.

     “Parity Agreement” has the meaning set forth in Section 8(a) hereof.

     “Person” has the meaning set forth in the Indenture.

     “Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or shares of Common Stock issuable upon conversion thereof covered by such Shelf Registration Statement, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

     “Purchase Agreement” has the meaning set forth in the preamble hereto.

     “Record Holder” means each person who is registered on the books of the registrar as the holder of Securities at the close of business on the January 1 or July 1 immediately preceding the relevant Additional Amounts Payment Date.

     “Registration Default” has the meaning set forth in Section 2(e) hereof.

     “Representative” means Citigroup Global Markets Inc., as representative of the Initial Purchasers.

     “Rule 144” means Rule 144 under the Securities Act (or any similar provision then in force).

     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision promulgated by the SEC).

     “Rule 144(k)” means Rule 144(k) under the Securities Act (or any successor provision promulgated by the SEC).

     “Rule 415” means Rule 415 under the Securities Act (or any successor provision promulgated by the SEC).

     “SEC” means the Securities and Exchange Commission.

     “Securities” has the meaning set forth in the preamble hereto.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     “Seller Post-Effective Amendment” has the meaning set forth in Section 2(b)(ii) hereof.

     “Shelf Registration” means a registration effected pursuant to Section 2 hereof.

     “Shelf Registration Period” has the meaning set forth in Section 2(c) hereof.

     “Shelf Registration Statement” means any “shelf” registration statement of the Company and the Guarantors filed pursuant to the provisions of Section 2 hereof which covers the Transfer Restricted Securities on Form S-3 or on another appropriate form (as determined by the Company) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

     “Suspension Period” has the meaning set forth in Section 2(d) hereof.

     “Transfer Restricted Securities” means each Security and each share of Common Stock issuable upon conversion thereof until the earliest of the date on which such Security or share of Common Stock, as the case may be, (i) has been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Security or share of Common Stock which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under circumstances in which any legend borne by such Securities or shares of Common Stock relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed, (iii) may be sold or transferred pursuant to Rule 144(k) or (iv) the date on which such Security or Common Stock ceases to be outstanding.

     "Trustee” means U.S. Bank National Association, the trustee with respect to the Securities under the Indenture.

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in the Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Shelf Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein (which shall not include, unless incorporated therein, documents and information furnished and not filed under applicable SEC rules).

          2. Shelf Registration Statement.

          (a) The Company and the Guarantors shall, at the Company’s expense, prepare and file with the SEC within 90 days following the Closing Date a Shelf Registration Statement with respect to resales of the Transfer Restricted Securities by each Holder that is a Notice Holder from time to time on a delayed or continuous basis pursuant to Rule 415 and in accordance with the methods of distribution elected by such Notice Holders in a Notice and Questionnaire and thereafter shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 180 days after the Closing Date; provided that if any Additional Securities are issued and the date on which such Additional Securities are issued occurs after the Closing Date, the Company will take such steps, prior to the effective date of the Shelf Registration Statement, to ensure that such Additional Securities and the shares of Common Stock issuable upon conversion thereof are included in the Shelf Registration Statement on the same terms as the Securities issued on the Closing Date. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, or by the Securities Act, the Exchange Act or the SEC.

          (b) (i) The Company shall take action to name each Holder that is a Notice Holder as of the date that is 10 Business Days prior to the effectiveness of the Shelf Registration Statement as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness so that such Holder is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder’s Transfer Restricted Securities in accordance with applicable law. The Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement.

             (ii) (A)After the Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Transfer Restricted Securities, promptly send a Notice and Questionnaire to such Holder and the Company shall, after the date a completed and signed Notice and Questionnaire is delivered to the Company, and subject to clause (B) below, prepare and file with the SEC once (but not more than once) every 60 days (y) a supplement to the Prospectus or, if a post-effective amendment to the Shelf Registration Statement is required by applicable law in order to cause a Holder to be named as a selling securityholder in the Shelf Registration Statement, a post-effective amendment to the Shelf Registration Statement (a “Seller Post-Effective Amendment”) and (z) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Transfer Restricted Securities in accordance with applicable law. If the Company files a Seller Post-Effective Amendment, it shall use its best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable and in any event within 75 days of such filing. Notwithstanding anything contained herein to the contrary, if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth above until the termination of such Suspension Period.

                (B) Notwithstanding the requirements of clause (A) above, the Company shall not be required to file more than one Seller Post-Effective Amendment in any fiscal quarter, provided that this clause (B) shall not relieve the Company of any obligations under clause (A) unless a Seller Post-Effective Amendment is required by applicable law in order to cause a Holder to be named as a selling securityholder in the Shelf Registration Statement.

          (c) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Section 2(d), by all Notice Holders until all Transfer Restricted Securities (A) have been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Security or share of Common Stock which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective and while such registration statement is effective under the Securities Act, (B) have been transferred pursuant to Rule 144 under circumstances in which any legend borne by such Securities or shares of Common Stock relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (C) have ceased to be outstanding (in any such case, such period being called the “Shelf Registration Period”). The Company will, (x) subject to Section 2(d), prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, (y) subject to Section 2(d), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and (z) comply in all material respects with the provisions of the Securities Act with respect to the Shelf Registration Statement during the Shelf Registration Period.

          (d) The Company may suspend the availability of any Shelf Registration Statement and the use of any Prospectus (the period during which the availability of any Shelf Registration Statement and any Prospectus may be suspended herein referred to as the “Suspension Period”), without incurring any obligation to pay Additional Amounts pursuant to Section 2(e), for a period not to exceed 90 days in the aggregate during any 12-month period for valid business reasons, to be determined by the Company in its sole judgment (which shall not include the avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the SEC and similar events; provided that the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable, and provided further that, if a Seller Post-Effective Amendment is required by applicable law in order to cause a Holder to be named as a selling securityholder in the Shelf Registration Statement, the period of time between the filing and effectiveness of any Seller Post-Effective Amendment shall not be deemed to be a Suspension Period hereunder.

          (e) The Company and the Initial Purchasers agree that the Holders of Transferred Restricted Securities will suffer damages, and it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations under Section 2 hereof. Accordingly, if (i) the Shelf Registration Statement is not filed with the SEC within 90 days after the Closing Date, (ii) the Shelf Registration Statement has not been declared effective by the SEC within 180 days after the Closing Date, (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement Shelf Registration Statement filed and declared effective) or usable (including as a result of a Suspension Period) for the offer and sale of Transfer Restricted Securities for a period of time (including any Suspension Period and excluding, if a Seller Post-Effective Amendment is required by applicable law in order to cause a Holder to be named as a selling securityholder in the Shelf Registration Statement, the period of time between the filing and effectiveness of any Seller Post-Effective Amendment) which exceeds 90 days in the aggregate in any 12-month period or (iv) the Company fails to perform its obligations set forth in Section 2(b)(ii) within the time periods required therein (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company shall pay to each Notice Holder (who is also a Record Holder) (but only to each affected Notice Holder under Section 2(b)(ii) in the case of clause (iv)) during any period in which a Registration Default has occurred or is continuing an amount (the “Additional Amounts”) equal to (i) one-quarter of one percent (25 basis points) per annum of the outstanding principal amount of Securities constituting Transfer Restricted Securities held by such Holder for the period up to and including the 90th day during which such Registration Default has occurred and is continuing and (ii) one-half of one percent (50 basis points) per annum of the outstanding principal amount of Securities constituting Transfer Restricted Securities held by such Holder for the period including and subsequent to the 91st day during which such Registration Default has occurred and is continuing, it being understood that all calculations pursuant to this sentence shall be carried out to five decimal places. Following the cure of all Registration Defaults, Additional Amounts will cease to accrue with respect to such Registration Defaults. All accrued Additional Amounts shall be paid by the Company on each Additional Amounts Payment Date in cash and Additional Amounts will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The parties hereto agree that the Additional Amounts provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Notice Holders by reason of a

Registration Default and that such Additional Amounts are the only monetary damages available to Notice Holders in the event of a Registration Default.

          (f) All of the Company’s obligations (including, without limitation, the obligation to pay Additional Amounts) set forth in the preceding paragraph which are outstanding or exist with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full. Notwithstanding the foregoing, no Additional Amounts shall accrue as to any Transfer Restricted Security from and after the date such security is no longer a Transfer Restricted Security. Additional Amounts shall not accrue to more than one Notice Holder with respect to a Transfer Restricted Security at any one time.

          (g) Immediately upon the occurrence or the cure of a Registration Default, the Company shall give (i) the Trustee, so long as the Securities remain outstanding, and (ii) the transfer and paying agent for the Common Stock, in the event any Notice Holder holds Common Stock issued upon conversion of Securities, notice of such commencement or termination of the obligation to pay Additional Amounts with regard to the Securities or the Common Stock, as the case may be, the amount or applicable percentage thereof and the nature of the default giving rise to such commencement or the event giving rise to such termination, as the case may be (such notice to be contained in an Officer’s Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officer’s Certificate the Trustee and the transfer and paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

          3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

          (a) The Company shall (i) furnish to the Initial Purchasers, within a reasonable period of time, but in any event within three Business Days, prior to the filing thereof with the SEC to afford the Initial Purchasers and their counsel a reasonable opportunity for review, a copy of each Shelf Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and shall reflect in each such document, when so filed with the SEC, such comments as the Initial Purchasers may reasonably propose, except to the extent the Company reasonably determines, on the advice of counsel, it to be inadvisable or inappropriate to reflect such comments therein, and (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Transfer Restricted Securities provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein. Each Notice Holder who sells, transfers or disposes of Transfer Restricted Securities pursuant to the Shelf Registration Statement shall, as a condition to the obligations of the Company hereunder, do so only in accordance with the terms of this Agreement, the methods of distribution elected by such Notice Holder, the Securities Act and the Exchange Act.

          (b) Subject to Section 2(d), the Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to any Holder Information.

          (c) The Company, as promptly as reasonably practicable (but in any event within two Business Days), shall notify the Initial Purchasers and each Notice Holder and, if requested by you or any such Holder, confirm such notice in writing:

               (i) when a Shelf Registration Statement or any amendment thereto or any Prospectus or any amendment or supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request, following effectiveness of the Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company’s Exchange Act filings);

               (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Transfer Restricted Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

               (v) of the occurrence of any event or the existence of any condition or any information becoming known that requires the making of any changes in the Shelf Registration Statement or the Prospectus or any document incorporated by reference therein so that, as of such date, the statements therein are not misleading and the Shelf Registration Statement or the Prospectus or any document incorporated by reference therein, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

               (vi) of the Company’s determination that a post-effective amendment to the Shelf Registration Statement is necessary; and

               (vii) of the commencement (including as a result of any of the events or circumstances described in paragraphs (ii) through (vi) above) and termination of any Suspension Period.

          (d) The Company shall use its best efforts to obtain (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such orders or suspensions.

          (e) The Company shall promptly furnish to each Notice Holder and the Initial Purchasers, without charge, at least one copy of any Shelf Registration Statement and any post-effective amendment thereto, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto (unless requested by such Notice Holder).

          (f) The Company shall, during the Shelf Registration Period, promptly deliver to the Initial Purchasers, each Notice Holder and any broker-dealers acting on their behalf, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in any Shelf Registration Statement, and any amendment or supplement thereto, as such person may reasonably request, except as provided in Sections 2(d) and 3(s) hereof; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Notice Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto in the manner set forth therein.

          (g) Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holders reasonably request and shall maintain such qualification in effect so long as required during the Shelf Registration Period and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or to (B) take any action which would subject it to service of process or taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (h) The Company shall cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities (to the extent certificates for the Securities or the Common Stock issued upon conversion of Securities are issuable under the Indenture) sold pursuant to any Shelf Registration Statement free of any restrictive legends and, with respect of any Securities, in such denominations permitted by the Indenture and registered in such names as Holders may request at least two Business Days prior to settlement of sales of Transfer Restricted Securities pursuant to such Shelf Registration Statement.

          (i) Subject to the exceptions contained in (A) and (B) of Section 3(g) above, the Company shall use its best efforts to cause the Transfer Restricted Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Notice Holders to consummate the disposition of such Transfer Restricted Securities as contemplated by the Shelf Registration Statement; without limitation to the foregoing, the Company shall provide all such information as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offering under the Shelf Registration Statement of the Transfer Restricted Securities (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and shall cooperate with each Holder in connection with any filings required to be made with the NASD by such Holder in that regard.

          (j) Upon the occurrence of any event described in Section 3(c)(v) or 3(c)(vi) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to any Shelf Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Transfer Restricted Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its best efforts to cause it to become effective as promptly as practicable; provided that the Company’s obligations under this paragraph (j) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(d) hereof and given notice of such suspension to Notice Holders, it being understood that the Company’s obligations under this Section 3(j) shall be automatically reinstated at the end of such Suspension Period.

          (k) The Company shall provide, prior to the effective date of any Shelf Registration Statement hereunder (i) a CUSIP number for the Transfer Restricted Securities registered under such Shelf Registration Statement and (ii) global certificates for such Transfer Restricted Securities to the Trustee, in a form eligible for deposit with DTC.

          (l) The Company shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each post-effective amendment to any Shelf Registration Statement, which such statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company.

          (m) The Company shall use its best efforts to cause the Indenture to be qualified under the Trust Indenture Act (as defined in the Indenture) not later than the effective date of the first Shelf Registration Statement.

          (n) The Company shall cause all shares of Common Stock issuable upon conversion of the Securities to be approved for listing upon official notice of issuance on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the applicable Shelf Registration Statement is declared effective and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

          (o) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Transfer Restricted Securities sought by the Notice and Questionnaire and such additional information as may, from time to time, be required by the Securities Act and/or the SEC or any other federal or state governmental authority, and the obligations of the Company to any Holder under this Agreement shall be expressly conditioned on the compliance of such Holder with such request.

          (p) The Company shall, if reasonably requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders provide and (ii) such information as a Notice Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Notice Holder and the distribution of such Holder’s Transfer Restricted Securities and, in either case, shall make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified in writing of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided that the Company shall not be required to take any action under this Section 3(p) that is not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

          (q) In the case of the underwritten offering provided by Section 7 below, take all actions necessary, or reasonably requested by the holders of a majority of the Transfer Restricted Securities being sold in such underwritten offering, in order to expedite or facilitate disposition of such Transfer Restricted Securities; provided that the Company shall not be required to take any action in connection with the underwritten offering without its consent.

          (r) If reasonably requested in writing in connection with any disposition of Transfer Restricted Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Transfer Restricted Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the

Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

          (s) Each Notice Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vii), each Holder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Transfer Restricted Securities and will not resume disposition of Transfer Restricted Securities until such Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(j) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be, provided that the foregoing shall not prevent the sale, transfer or other disposition of Transfer Restricted Securities by a Notice Holder in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as such Notice Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be; and provided, further, that the provisions of this Section 3(s) shall not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Additional Amounts.

          (t) Each Notice Holder shall promptly notify the Company of any inaccuracies or changes in the information provided in such Notice Holder’s Notice and Questionnaire that may occur subsequent to the date thereof at any time while the Shelf Registration Statement remains effective.

          (u) The Company will register shares of Common Stock issuable upon conversion of the Securities to the extent necessary to permit such shares of Common Stock to be freely tradable under the Securities Act by persons who are not affiliates of the Company.

          4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof. Such fees and expenses shall include, without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Securities) and the Company’s expenses for messenger and delivery services and telephone; (iv) all fees and disbursements of counsel to the Company; (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company. The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, each Holder shall bear its own legal fees and expenses and the expense of any broker’s commission, agency fee and underwriter’s discount or commission (including, without limitation, the expenses related to the engagement of a “qualified independent underwriter”), if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.

          5. Indemnity and Contribution.

          (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Transfer Restricted Securities named in any Shelf Registration Statement (including, without limitation, each Initial Purchaser), its directors, its officers and each person, if any, who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 5 as a “Holder”), from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided that the foregoing indemnity with respect to any Shelf Registration Statement, or any Prospectus, or any amendment or supplement thereto, shall not inure to the benefit of any Holder (or the benefit of any person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased the securities concerned, to the extent that any such loss, claim, damage or liability of the Holders occurs under the circumstance where it shall have been established that (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to the Holder, (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the Securities Act to be made to such person, (y) the untrue statement or omission of a material fact was corrected in the Prospectus or amendments or supplements thereto, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of such Prospectus or amendments or supplements thereto.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, its directors, its officers and each person who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Holders, but only with reference to information relating to such Holder furnished to the Company and the Guarantors in writing by such Holder expressly for use in the Shelf Registration Statement, or in any Prospectus, or any amendment or supplement thereto.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. The Indemnifying Person shall be relieved from liability to the extent that the Indemnified Person fails to promptly notify the Indemnifying Person of any action commenced against it in respect of which indemnity may be sought hereunder; provided that failure to so notify the Indemnifying Person (i) shall not relieve the Indemnifying Person from any liability hereunder to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Indemnifying Person from any liability which it may have otherwise than on account of this indemnity agreement. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate, in the reasonable judgment of the Indemnified Person, due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Holders and such control persons of the Holders shall be designated in writing by the Representative and any such separate firm for the Company and the Guarantors, their respective directors, officers and such control persons of the Company and the Guarantors shall be designated in writing by the Company and the Guarantors. The Indemnifying Person shall not be liable for any settlement of any pending or threatened proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Holder on the other hand with respect to the sale by such Holder of Securities or Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of such Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such losses, claims, damages or liabilities. The relative fault of the Company and the Guarantors on the one hand and such Holder on the other shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or either of the Guarantors or by such Holder and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

          (e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Company and the Guarantors, on the one hand, or the Holders, on the other hand, were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 5. The amount paid or payable by an Indemnified Person as a result of losses, claims, damages and liabilities referred to in paragraph (d) of this Section 5 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person not otherwise reimbursed in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall any Holder be required to contribute any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

          (g) The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder or by or on behalf of the Company and the Guarantors, their respective officers or directors or any other person controlling the Company or either of the Guarantors and (iii) the sale by a Holder of Transfer Restricted Securities covered by a Shelf Registration Statement.

          6. Rules 144 and 144A. The Company covenants that it shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as the Transfer Restricted Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of Transfer Restricted Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Transfer Restricted Securities remain outstanding, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

          7. Underwritten Offering.

          (a) If any of the Transfer Restricted Securities or other securities covered by any Shelf Registration Statement are proposed to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the underwritten offering will be selected, subject to the rights of the Company’s common stockholders party to the August 2002 Registration Agreement to the extent exercised by them, by the Majority Holders included in such underwritten offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith and all of the fees and expenses set forth in Section 4 hereof, including, without limitation, the Company’s reasonable and documented internal expenses as described therein; provided, however, that if any common stockholders party to the August 2002 Registration Agreement exercise their “piggyback” rights under the August 2002 Registration Agreement, such common stockholders will be responsible for their portion of the underwriting commissions and discounts and other fees and expenses as set forth in the August 2002 Registration Agreement, and any Holder hereunder or any holder pursuant to any Parity Agreement will be responsible only for its pro rata share (taking into account the participation of any common stockholders party to the August 2002 Registration Agreement) of the Company’s reasonable and documented internal expenses; provided further, that notwithstanding anything contained in this Agreement to the contrary, the Company shall be under no obligation to participate in any underwritten offering with respect to the Transfer Restricted Securities or any other securities and no underwritten offering shall be effected pursuant to this Agreement without the prior consent of the Company; and provided further that, if and to the extent the Company may consent to an underwritten offering of the Company’s common stock in accordance with this Section 7(a), the rights of the Holders or any holders pursuant to any Parity Agreement to have their Transfer Restricted Securities or other securities included in such underwritten offering will be subject to the cut-back and other provisions of the August 2002 Registration Agreement.

          (b) No Holder may participate in any underwritten offering hereunder unless such person (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          8. Miscellaneous.

          (a) No Inconsistent Agreements. Except with respect to the August 2002 Registration Agreement and the March 2004 Registration Agreement, none of the Company or the Guarantors has, as of the date hereof, entered into nor shall any of them, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof. For avoidance of doubt, delivery by the Company or the Guarantors of any subsequent agreement (a “Parity Agreement”) providing the parties benefited thereby with any resale registration rights ranking on par with those provided herein, and subordinate to the rights of parties to the August 2002 Registration Agreement shall not be deemed to be inconsistent with the rights granted to the Holders herein or in conflict with the provisions hereof. In addition, except pursuant to a Parity Agreement, none of the Company or the Guarantors shall grant to any of its securityholders the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities and other than the “registrable securities"(as defined in the August 2002 Registration Agreement”) held by parties to the August 2002 Registration Agreement, it being expressly understood and acknowledged that the rights of such parties to the August 2002 Registration Agreement take precedence over those of the Holders hereunder and the holders under any Parity Agreement.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of at least the majority of the Holders of the then outstanding Transfer Restricted Securities; provided that with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company and the Guarantors shall obtain the written consent of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to the Initial Purchasers, initially at their address set forth in the Purchase Agreement;

               (ii) if to any other Holder, at the most current address of such Holder maintained by the Registrar under the Indenture or the registrar of the Common Stock (provided that while the Securities or the Common Stock are in book-entry form, notice to the Trustee or transfer and paying agent, as the case may be, shall serve as notice to the Holders), or, in the case of the Notice Holder, the address set forth in its Notice and Questionnaire; and

               (iii) if to the Company and the Guarantors, to:

CapitalSource Inc.
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815
Facsimile: (301) 841-2380
Attn: Chief Legal Officer

With a copy to:

Hogan & Hartson L.L.P.
555 Thirteenth Street, NW
Washington, DC 20004-1109
Facsimile: (202) 637-5910
Attn: James E. Showen

     All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.

     The Initial Purchasers or the Company and the Guarantors by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or the Guarantors thereto, subsequent Holders. The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. In the event that any other person shall succeed to the Company or the Guarantors under the Indenture, then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Initial Purchasers, whereby such successor shall assume all of the Company’s or such Guarantor’s obligations, as the case may be, under this Agreement.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or the shares of Common Stock issuable upon conversion thereof is required hereunder, Securities or the shares of Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of Securities or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (j) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for (i) any liabilities or obligations under Section 2(e) and related liabilities or obligations under Sections 4 and 5, to the extent arising prior to the end of the Shelf Registration Period, and (ii) the obligations under Section 3(u) and the related liabilities or obligations under Sections 4 and 5, which shall survive until all interests in the Securities have been redeemed, repurchased, converted, cancelled or exchanged for Common Stock.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and you.

Very truly yours, CAPITALSOURCE INC.
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Senior Vice President

CAPITALSOURCE HOLDINGS LLC
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Senior Vice President

CAPITALSOURCE FINANCE LLC
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Senior Vice President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of itself and as Representative
of the Initial Purchasers

By:	/s/ Peter Kapp

Name: Peter Kapp
Title: Vice President